Exhibit 32.1



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Keystone Consolidated Industries, Inc. (the "Company") on Form 10-Q for the year ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, David L. Cheek, President and Chief Executive Officer of the Company, and Bert
E. Downing, Jr., Vice President, Chief Financial Officer, Corporate Controller and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/  David L. Cheek                           /s/  Bert E. Downing, Jr.
-----------------------                       ---------------------------------
David L. Cheek                                Bert E. Downing, Jr.
President and Chief                           Vice President,
Executive Officer                             Chief Financial Officer,
March 31, 2006                                Corporate Controller and Treasurer
                                              March 31, 2006



Note: The certification the registrant furnishes in this exhibit is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.